UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 17, 2019

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter).

Emerging growth company ☐ ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
On January 17, 2019, the Board of Directors (the “Board”) of AZZ Inc. (the “Company”), upon the recommendation of the Compensation Committee, adopted the AZZ Inc. Deferred Compensation Plan (the “Plan”), effective April 1, 2019. The Plan is an unfunded nonqualified deferred compensation plan for designated management and highly compensated employees (including the Company’s “named executive officers”) and non-employee members of the Company’s Board. The Plan will be administered by the Retirement Committee.

Under the Plan, participants may elect to defer up to 80% of their base salaries and up to 100% of their cash bonuses, with such deferred amounts to be paid in accordance with such participant’s elections under the Plan, and in the case of directors, all or a designated portion of their annual cash retainers and meeting fees, if applicable. In addition to elective deferrals, the Plan also permits the Company to make future matching and discretionary contributions to participant accounts, as the Company may determine from time to time in its sole discretion. Participants are fully vested at all times in their elective deferrals. If the Company makes matching and discretionary contributions they will vest based on the schedules established by the Retirement Committee at the time any such contributions are made.

Generally, payment of deferred amounts are made upon the participant’s separation from service, or, if the participant elects, upon an earlier fixed date or change in control. Upon death, any remaining outstanding deferred amounts will be payable to the participant’s beneficiary. Deferred payments under the Plan are payable in the form of a lump sum cash distribution, but in some cases may be payable in installments, at the election of the participant made in accordance with the terms of the Plan. The deferrals and Company contributions (if any) are credited to the participant’s account under the Plan and are credited with deemed investment returns. The deemed investment returns for a participant’s account are based on the returns of certain investment funds elected by the participant.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Section 8 – Other Events
Item 8.01 – Other Events.

On January 18, 2019, the Company issued a press release announcing that on January 17, 2019 its Board authorized a quarterly cash dividend of $0.17 per share on the Company’s outstanding shares of common stock. The dividend is payable on February 12, 2019 to shareholders of record as of the close of business on January 29, 2019.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
10.1	AZZ Inc. Deferred Compensation Plan.

99.1	Press Release issued by AZZ Inc. on January 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: January 18, 2019	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary